UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 19, 2019

YOUNGEVITY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38116	90-0890517
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2400 Boswell Road, Chula Vista, CA 91914
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (619) 934-3980

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	YGYI	The Nasdaq Capital Market
Series D Preferred Stock	YGYIP	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.
Entry into a Material Definitive Agreement.

On September 19, 2019, Youngevity International, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with The Benchmark Company, LLC, as representative of the several underwriters named therein (the “Underwriters”). Pursuant to the Underwriting Agreement, the Company agreed to sell to the Underwriters, in a firm commitment underwritten public offering, 290,000 shares (the “Firm Shares”) of the Company’s 9.75% Series D Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”), at a price to the public of $25.00 per Firm Share, less underwriting discounts and commissions (the “Offering”). In addition, pursuant to the Underwriting Agreement, the Company granted the Underwriters an option, exercisable for 45 days, to purchase up to an additional 43,500 shares of Series D Preferred Stock (the “Additional Shares,” and together with the Firm Shares, the “Shares”), which over-allotment option was exercised in full. As a result of the exercise of the over-allotment option for the Additional Shares, the Company issued and sold a total of 333,500 shares of Series D Preferred Stock to the Underwriters pursuant to the Underwriting Agreement.

The Shares were offered and sold by the Company pursuant to a shelf registration statement on Form S-3 that was filed with the Securities and Exchange Commission (the “SEC”) on May 18, 2018 (File No. 333-225053), and declared effective by the SEC on May 29, 2018. A final prospectus supplement relating to the Offering was filed with the SEC on September 20, 2019. The closing of the Offering occurred on September 24, 2019.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the full text thereof, a copy of which is attached to this Current Report on Form 8-K as Exhibit 1.1 and is incorporated by reference herein.

The Series D Preferred Stock has been approved for listing on The NASDAQ Capital Market under the symbol “YGYIP,” and trading of the Series D Preferred Stock on NASDAQ commenced on September 20, 2019. The net proceeds to the Company from this Offering are expected to be approximately $7.3 million after deducting underwriting discounts and commissions and expenses payable by the Company. The Company intends to use the net proceeds from the Offering for working capital and other general corporate purposes.

The Benchmark Company, LLC acted as sole book-running manager of the Offering. Gracin & Marlow, LLP, counsel to the Company, delivered an opinion as to the validity of the Shares, a copy of which is attached hereto as Exhibit 5.1 and is incorporated by reference herein.

Item 3.03.
Material Modification to Rights of Security Holders.

On September 19, 2019, the Company filed a Certificate of Designations, Rights and Preferences of 9.75% Series D Cumulative Redeemable Perpetual Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Delaware designating up to 460,000 shares of the Company’s authorized preferred stock as Series D Preferred Stock, with a liquidation preference of $25.00 per share plus any accrued and unpaid dividends, and further establishing the voting rights, powers, preferences and privileges, and the relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the Series D Preferred Stock. After the closing of this Offering, the Company has available for issuance an additional 126,500 shares of Series D Preferred Stock.

Under the terms of the Certificate of Designations, the holders of the Series D Preferred Stock are entitled to cumulative dividends from the first day of the calendar month in which the Series D Preferred Stock is issued on the fifteenth day of each calendar month, when, as and if declared by our board of directors. Dividends will be payable out of amounts legally available therefor at a rate equal to 9.75% per annum per $25.00 of stated liquidation preference per share, or $2.4375 per share of Series D Preferred Stock per year.

Holders of the Series D Preferred Stock generally have no voting rights.

The ability of the Company to pay dividends on, make distributions with respect to, or to repurchase, redeem or acquire its common stock or any preferred stock ranking on parity with or junior to the Series D Preferred Stock, is subject to restrictions in the event that the Company does not declare and either pay or set aside a sum sufficient for payment of dividends on the Series D Preferred Stock for the immediately preceding dividend period.

The Series D Preferred Stock is not redeemable by the Company prior to September 23, 2022, except upon a Change of Control (as defined in the Certificate of Designations) as described below. On and after such date, the Company may, at its option, redeem the Series D Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price equal to $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the redemption date. Upon the occurrence of a Change of Control, the Company may, at its option, redeem the Series D Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the redemption date.

The terms of the Series D Preferred Stock are more fully described in the Certificate of Designations, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosures in Item 3.03 of this Current Report on Form 8-K are incorporated herein by reference in this Item 5.03.

On September 19, 2019, the Company filed the Certificate of Designations with the Secretary of State of the State of Delaware to establish the voting rights, powers, preferences and privileges, and the relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the Series D Preferred Stock.

The terms of the Certificate of Designations are more fully described in the Certificate of Designations, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01.	Other Events.

On September 19, 2019, the Company issued a press release announcing the pricing of the Offering. On September 24, 2019, the Company issued a press release announcing the closing of the Offering. Copies of these press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed as a part of this Current Report on Form 8-K:

Exhibit Number	Description
1.1	Underwriting Agreement, dated September 19, 2019, by and between Youngevity International, Inc. and The Benchmark Company, LLC, as representative of the several underwriters named therein

3.1	Certificate of Designations, Rights and Preferences of the 9.75% Series D Cumulative Redeemable Perpetual Preferred Stock

5.1	Opinion of Gracin & Marlow, LLP

23.1	Consent of Gracin & Marlow, LLP (included in the opinion filed as Exhibit 5.1)

99.1	Press Release of Youngevity International, Inc., dated September 19, 2019

99.2	Press Release of Youngevity International, Inc., dated September 24, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUNGEVITY INTERNATIONAL, INC.

Date: September 24, 2019	By: /s/ David Briskie
Name: David Briskie
Title: President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated September 19, 2019, by and between Youngevity International, Inc. and The Benchmark Company, LLC, as representative of the several underwriters named therein

3.1	Certificate of Designations, Rights and Preferences of the 9.75% Series D Cumulative Redeemable Perpetual Preferred Stock

5.1	Opinion of Gracin & Marlow, LLP

23.1	Consent of Gracin & Marlow, LLP (included in the opinion filed as Exhibit 5.1)

99.1	Press Release of Youngevity International, Inc., dated September 19, 2019

99.2	Press Release of Youngevity International, Inc., dated September 24, 2019